Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-40140 and No. 333-13061) pertaining to the American Medical Technologies, Inc. stock option plans of our report dated March 15, 2003 with respect to the financial statements of American Medical Technologies, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2002.

/s/ Hein + Associates LLP
HEIN + ASSOCIATES LLP

Houston, Texas

April 14, 2003